Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated April 25, 2024, with respect to the consolidated financial statements of Accolade, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
Philadelphia, Pennsylvania
April 25, 2024